UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2007

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of		(IRS Employer
incorporation or organization)	(Commission File Number)	Identification Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-employee Director and Officer Compensation

On June 15, 2007, Bidz.com, Inc. (the “Company”) granted to its non-employee directors and its Chief Financial Officer and Chief Operating Officer stock based compensation awards in the form of restricted stock grants and stock option grants pursuant to the Company’s 2006 Stock Award Plan.

The Company granted to its non-employee directors restricted common stock, which vest in four equal annual installments over four years beginning on the first anniversary of the grant.  Mr. Peter Hanelt received a grant of 40,000 shares, Mr. Man Jit Singh received a grant of 35,000 shares, and Mr. Garry Itkin received a grant of 35,000 shares.

The Company also granted to it Chief Financial Officer, Mr. Lawrence Kong, options to purchase 360,000 shares of the Company’s common stock and to it Chief Operating Officer, Ms. Claudia Liu, options to purchase 150,000 shares of common stock (Mr. Kong is the husband of Ms. Liu).  The options will vest in four equal annual installments over four years.  Upon a Change of Control (as defined in the Plan), the options shall become fully (100%) vested and will become immediately exercisable for the duration of the term of the options.  The options have a term of five years.

Each of the stock options described above are nonqualified and has an exercise price of $9.90 per share, the closing price of the Company’s common stock as reported by the Nasdaq Capital Market on June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2007	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer